Exhibit 2.3

[COMERICA LOGO]

                         VARIABLE RATE-INSTALLMENT NOTE

AMOUNT             NOTE DATE         MATURITY DATE          TAX IDENTIFICATION #

$14,000,000.00     June 28, 2002     September 10, 2009     87-0399785

For Value Received, the undersigned promise(s) to pay to the order of Comerica Bank-California ("Bank"), at any office of the Bank in the State of California Fourteen Million and no/100 Dollars (U.S.) in installments of $166,666.67 each PLUS interest on the unpaid balance from the date of this Note at a per annum rate equal to the Bank's base rate from time to time in effect plus 0.000 % per annum until maturity, whether by acceleration or otherwise, or until Default, as later defined, and after that at a default rate equal to the rate of interest otherwise prevailing under this Note plus 3% per annum (but in no event in excess of the maximum rate permitted by law). Interest shall be calculated for the actual number of days the principal is outstanding on the basis of a 360 day year if this Note evidences a business or commercial loan or a 365 day year if a consumer loan. The Bank's "base rate" is that annual rate of interest so designated by the Bank and which is changed by THE BANK FROM TIME TO time. interest rate changes will be effective for interest computation purposes as and when the Bank's base rate changes. Installments of principal and accrued interest due under this Note shall be payable on the 10th day of each MONTH, commencing OCTOBER 10, 2002, and the entire remaining unpaid balance of principal and accrued interest shall be payable on the Maturity Date set forth above. If the frequency of principal and interest installments is not otherwise specified, installments of principal and interest due under this Note shall be payable monthly on the first day of each month.

In the event the periodic installments set forth above are inclusive of interest, these installments are calculated at an assumed fixed interest rate and an assumed amortization term. The amortization term ends on SEPTEMBER 10, 2009. In the event this Note evidences a business or commercial loan and the Bank's base rate changes, the Bank, at its sole option, may from time to time recalculate the periodic installment amount so that the remaining periodic installments will fully amortize the remaining loan balance within the remaining amortization term in equal installments at the interest rate then being charged under this Note. THE UNDERSIGNED AGREE(S) TO PAY THE PERIODIC INSTALLMENTS AS THEY MAY BE RECALCULATED BY THE BANK, AT THE BANK'S SOLE OPTION, FROM TIME TO TIME AND ACKNOWLEDGE(S) THAT A RECALCULATION SHALL NOT AFFECT THE MATURITY DATE OR THE OTHER TERMS AND PROVISIONS OF THIS NOTE. If this Note or any installment under this Note shall become payable on a day other than a day on which the Bank is open for business, this payment may be extended to the next succeeding business day and interest shall be payable at the rate specified in this Note during this extension. Any payments of principal in excess of the installment payments required under this Note need not be accepted by the Bank (except as required under applicable law), but if accepted shall apply to the installments last falling due. A late installment charge equal to 5% of each late installment may be charged on any installment payment not received by the Bank within 10 calendar days after the installment due date, but acceptance of payment of this charge shall not waive any default under this Note.

This Note and any other indebtedness and liabilities of any kind of the undersigned (or any of them) to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced (collectively "Indebtedness") are secured by and the Bank is granted a security interest in all items deposited in any ACCOUNT OF ANY OF THE undersigned with the Bank and by all proceeds of these items (cash or otherwise), all account balances of any of the undersigned from time to time with the Bank, by all property of any of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other agreement which has been, or will at any time(s) later be, executed by any (or all) of the undersigned to or for the benefit of the Bank (collectively "Collateral"). Notwithstanding the above, (i) to the extent that any portion of the indebtedness is a consumer loan; that portion shall not be secured by any deed of trust or mortgage on or other security interest in any of the undersigned's principal dwelling or in ANY OF THE undersigned's real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the undersigned (or any of them) has (have) given or give(s) Bank a deed of trust or mortgage covering real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them), unless expressly provided to the contrary in another place.

If the undersigned (or any of them) or any guarantor under a guaranty of all or part of the Indebtedness ("guarantor's (a) fails) to pay this Note or any of the Indebtedness when due, by maturity, acceleration or otherwise, or fails) to pay any Indebtedness owing on a demand basis upon demand; or (b) fails) to comply with any of the terms or provisions of any agreement between the undersigned (or any of them) or any guarantor and the Bank; or (c) become(s) insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding, (if a business entity) cease(s) doing business as a going concern, (if a natural person) die(s) or become(s) incompetent, (if a partnership) dissolve(s) or any general partner of it dies, becomes incompetent or becomes the subject of a bankruptcy proceeding or (if a corporation or a limited liability company) is the subject of a dissolution, merger or consolidation: or (d) if any warranty or representation made by any of the undersigned or any guarantor in connection with this Note or any of the Indebtedness shall be discovered to be untrue or incomplete; or (e) if there is any termination, notice of termination, or breach of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness; or (f) if there is any failure by any of the undersigned or any guarantor to pay when due any of its Indebtedness (other than to the Bank) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such Indebtedness; or (g) if the Bank deems itself insecure, believing that the prospect of payment of this Note or any of the Indebtedness is impaired or shall fear deterioration, removal or waste of any of the Collateral; or (h) if there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon the undersigned (or any of them) or any guarantor or any of the Collateral, including without limit, any accounts of the undersigned (or any of them) or any guarantor with the Bank, then the Bank, upon the occurrence of any of these events (each a "Default"), may at its option and without prior notice to the undersigned (or any of them), declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence thereof to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned (or any of them), charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned (or any of them) or given to it under applicable law. In addition, if this Note is secured by a deed of trust or mortgage covering real property, then the trustor or mortgagor shall not mortgage or pledge the mortgaged premises as security for any other Indebtedness or obligations. This Note, together with all other indebtedness secured by said deed of trust or mortgage, shall become due and payable immediately, without notice, at the option of the Bank, (a) if said trustor or mortgagor shall mortgage or pledge the mortgaged premises for any other Indebtedness or obligations or shall convey, assign or transfer the mortgaged premises by deed, installment sale contact or other instrument, or (b) if the title to the mortgaged premises shall become vested in any other person or party in any manner whatsoever, or (c) if there is any disposition (through one or more transactions) of legal or beneficial title to a controlling interest of said trustor or mortgagor. All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim.

If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned's respective heirs, personal representatives, successors and assigns.

The undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices and agree(s) that no extension or Indulgence to the undersigned (or any of them) or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned walve(s) ail defenses or right to discharge available under Section 3-605 of the California Uniform Commercial Code and waive(s) all other suretyship defenses or right to discharge. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations, or any interest, in any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agree(s) that the Bank may provide information relating to this Note or to the undersigned to the Bank's parent, affiliates, subsidiaries and service providers.

The undersigned agree(s) to reimburse the holder or owner of this Note for any and all costs and expenses (including without limit, court costs, legal expenses and reasonable attorney fees, whether inside or outside counsel is used, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.

The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word "undersigned" means, individually and collectively, each maker, accommodation party, endorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE IS MADE IN THE STATE OF California - AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

The maximum interest rate shall not exceed the highest applicable usury ceiling.

THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

1. See Business Loan Agreement dated June 28, 2002 attached hereo and made a part hereof.
2.   See LIBOR addendum attached hereto and made a part hereof

INITIAL HERE /s/ mw
             ------

Capital Title Group, Inc.

By: /s/ Mark C. Walker             Its: V.P., CFO, Secretary & Tresurer
    -------------------------           -------------------------------
    SIGNATURE OF                                     TITLE

By:                                Its:
    -------------------------           -------------------------------
    SIGNATURE OF                                     TITLE

By:                                Its:
    -------------------------           -------------------------------
    SIGNATURE OF                                     TITLE

By:                                Its:
    -------------------------           -------------------------------
    SIGNATURE OF                                     TITLE











2901 Camelback Road        Phoenix          Arizona           USA       85016
STREET ADDRESS              CITY             STATE          COUNTRY    21P CODE

----------------------------------------------------------------------------------------------------------
                        FOR BANK USE ONLY                                              CCAR#
----------------------------------------------------------------------------------------------------------
LOAN OFFICER INITIALS       LOAN GROUP NAME           OBLIGOR(S) NAME
                            Financial Services        Capital Title Group, Inc.
                            Division
----------------------------------------------------------------------------------------------------------
LOAN OFFICER I.D. NO.       LOAN GROUP NO.            OBLIGOR #         NOTE #             AMOUNT
49351                       96559                     1264343490                           $14,000,000.00
----------------------------------------------------------------------------------------------------------

[COMERICA LOGO]

                             BUSINESS LOAN AGREEMENT

     This Business Loan Agreement (this "Agreement") is entered into by and between Comerica Bank California ("Bank") and Capital Title Group, Inc., a corporation ("Borrower") as of this 28th day of June, 2002, at Bank's headquarters office at 333 West Santa Clara Street, San Jose, California 95113.

     1. LOANS TO BORROWER. Bank and Borrower agree that any loans which Bank in its sole discretion has made or may now or hereafter make to Borrower (sometimes hereinafter collectively referred to as the "Loan" shall be subject to the terms and conditions of this Agreement unless otherwise agreed to in writing by Bank and Borrower. In the event there are contradictions between the provisions of this Agreement and any other written agreement with the Bank, this Agreement shall prevail. Loan shall be subject to the terms and conditions of this Agreement, promissory note(s) executed in connection herewith and/or previously or subsequently executed, and all amendments, renewals and extensions thereof (singularly or collectively, the "Note"), and all those certain security agreements and/or such other security or other documents as Bank has required or may now or hereafter require in connection with the Loan (collectively, the "Loan Documents").

     2. LEGAL EFFECT. This Agreement supplements the terms and conditions of the Loan Documents. Except as otherwise specified herein, all terms used in this Agreement shall have the same meaning as given in the Note and/or Loan Documents which are incorporated herein by this reference. Any and all terms used in this Agreement, the Note and/or the Loan Documents shall be construed and defined in accordance with the meaning and definition of such term under and pursuant to the California Uniform Commercial Code, as amended. Except as specifically modified hereby, all of the terms and conditions of the Note and/or the Loan Documents shall remain in full force and effect.

     3. INTEREST RATE; PAYMENT TERMS; LOAN FEES. The principal and interest on the Loan shall be payable on the terms set forth in the Note and/or the Loan Documents. If applicable, a loan FEE IN THE SUM OF One Thousand and No/100 Dollars ($1,000.00) shall be paid concurrently with the execution of this Agreement. In addition, Borrower shall pay such additional loan fees from time to time in the future as agreed between Bank and Borrower.

     4. SECURITY. As security for Borrower's obligations to Bank under this Agreement, the Note and/or the Loan Documents and all other indebtedness and liabilities whatsoever of Borrower to Bank, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, evidenced by the Note and/or the Loan Documents (collectively, the "Indebtedness"), Borrower hereby grants to Bank, prior to or simultaneously with the borrowing hereunder, a continuing security INTEREST OF FIRST PRIORITY IN ALL ACCOUNTS receivable, inventory, equipment and intangibles and all proceeds thereof, and in all collateral provided TO BANK PURSUANT TO any security agreement and/or all collateral that is delivered to Bank and/or which Bank possesses and all proceeds thereof, (collectively, the "Collateral").

     5. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants to Bank that as of the date of acceptance of this Agreement, the Note and/or the Loan Documents, as of the date of borrowing hereunder and at all times the Loan or any other Indebtedness are outstanding hereunder:

          (a) If Borrower is a corporation, Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation; if a partnership, Borrower is DULY ORGANIZED and validly existing under the partnership agreement and the applicable laws of the state in WHICH THE PARTNERSHIP is formed or exists or if a limited liability company, Borrower is duly organized and validly existing under the operating agreement and the applicable laws of the state in which the limited liability company is formed;

          (b) Borrower has the legal power and authority, to own its properties and assets and to carry out its business as now being conducted; it is qualified to do business in every jurisdiction wherein such qualification is necessary; it has the legal power and authority to execute and perform this Agreement, the Note and/or the Loan Documents to borrow money in accordance with its terms, to execute and deliver this Agreement, the Note and the Loan Documents, and to do any and all other things required of it hereunder; and this Agreement, the Note and all the Loan Documents, when executed on behalf of Borrower by its duly authorized officers, partners or members, as the case may be, shall be its valid and binding obligations legally enforceable in accordance with their terms;

          (c) The execution, delivery and performance of this Agreement, the Note and/or the Loan Documents and the borrowings hereunder and thereunder (i) have been duly authorized by all requisite corporate, partnership or company action; (ii) do not require governmental approval; (iii) will not result (with or without notice and/or the passage of time) in any conflict with or breach or violation of or default under, any provision of law, the articles of incorporation, articles of organization, operating agreement, bylaws or partnership agreement of Borrower, any provision of any indenture, agreement or other instrument to which Borrower is a party, or by which it or any of its properties or assets are bound; and (iv) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower;

          (d) The balance sheet of Borrower as provided to Bank in connection herewith and the related statement of income of Borrower provided to Bank for the period ended December 31, 2001, fairly present the financial condition of Borrower in accordance with generally accepted accounting principles ("GAAP") consistently applied; and from the date thereof to the date hereof, there has been no material adverse change in such condition or operations; and

          (e) There is not pending nor, to the best of Borrower's knowledge, threatened, any litigation, proceeding or governmental investigation which could materially and adversely affect its business or its ability to perform its obligations, pay the Indebtedness and/or comply with the covenants set forth herein and/or in the Note and/or the other Loan Documents.

     6. AFFIRMATIVE COVENANTS. Until the Indebtedness is paid in full, Borrower covenants and agrees to do the following:

          (a) Furnish to Bank within sixty (60) days after the end of each quarter, an unaudited balance sheet and statement of income covering Borrower's operations. Within ninety (90) days of the end of each of Borrower's fiscal years, furnish to Bank statements of the financial condition of Borrower for each such fiscal year, including but not limited to, a balance sheet, profit and loss statement, and statement of cash flow. Said annual statements shall be prepared by an independent certified public accountant selected by Borrower and acceptable to Bank;

          (b) In addition to the financial statements requested above, Borrower agrees to provide Bank with the following schedules in a form acceptable to
Bank:

          [X] 10-Q                           within 60 days of quarter end

          [X] 10-K                           within 120 days of year end

          [X] Compliance Certificates        within 60 days of quarter end

          (c) Promptly inform Bank of the occurrence of any default or event of default as defined in the Note and/or the Loan Documents (hereinafter referred to as "Default") or of any event which could have a materially adverse effect upon Borrower's business, properties, financial condition or ability to comply with its obligations hereunder, including without limitation its ability to pay the Indebtedness;

          (d) Furnish such other information as Bank may reasonably request;

          (e) Keep in full force and effect its own corporate, company or partnership existence in good standing; continue to conduct and operate its business substantially as presently conducted and operated and maintain and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair and condition;

          (f) Comply with the financial covenants set forth in Addendum A, attached hereto and made a part hereof;

          (g) Maintain a standard and modern system of accounting in accordance with GAAP consistently applied with ledger and account cards and/or computer tapes and computer disks, computer printouts and computer records pertaining to the Collateral which contain information as may from time to time be requested by Bank, not modify or change its method of accounting without the written consent of Bank first obtained, permit Bank and any of its employees, officers, or agents, upon demand, during Borrower's usual business hours, or the usual business hours of any third person having control thereof, to have access to and examine all of Borrower's records relating to the Collateral, Borrower's financial condition and the results of Borrower's operations and in connection therewith, permit Bank or any of its agents, employees, or officer to copy and make extracts therefrom;

          (h) Provide personal financial statement in a form satisfactory to Bank on an annual basis dated as of N/A and tax returns, within (____) days of
                                    ---
the filing of such tax returns, of any Guarantor;

          (i) Maintain Borrower's same place of business or chief executive office or residence as indicated below, and not relocate said address without giving Bank 30 days prior written notice;

          (j) Maintain insurance with such insurers in such amounts and of a type satisfactory to Bank, with Bank to be designated as the payee of any such insurance policies under a payee/secured lender clause acceptable to Bank; and

          (k) On a continuing basis from the (late of this Agreement until the Indebtedness is paid in full and Borrower leas performed all of its other obligations hereunder, Borrower represents and agrees that:

               (1) There are not and will not be Hazardous Materials (as later defined) on, in or under any real or personal property ("Property") now or at any time owned, occupied or operated by Borrower which in any manner violate any Environmental Law (as later defined).

               (2) Borrower shall promptly conduct all investigations, testing and other actions necessary to clean up and remove all Hazardous Materials on or affecting the Property in accordance with every Environmental Law.

               (3) Borrower shall defend, indemnify and hold harmless Bank, its employees, agents, officers, shareholders and directors from and against any and all claims, damages, fines, expenses, liabilities or causes of action of whatever kind, including without limit consultant fees, legal expenses and reasonable attorneys' fees, suffered by any of them as a direct or indirect result of any actual or asserted violation of any Environmental Law.

               (4) Upon ten days notice to Borrower (except in an emergency), Bank may (but is not obligated to) enter on the Property or take such other actions as it deems appropriate to inspect, test for, clean up, remove or minimize the impact of any Hazardous Materials upon Bank's receipt of any notice from any source asserting the existence of any Hazardous Materials in violation of any Environmental Law. All costs and expenses so incurred by Bank, including without limit consultant fees, legal expenses and reasonable attorneys' fees, shall be payable by Borrower upon demand.

               (5) The provisions of this section shall survive the repayment of the Indebtedness, the satisfaction of all other obligations of Borrower to Bank, the discharge or termination by Bank of any lien or security interest from Borrower, and the foreclosure of or exercise of rights as to any collateral given to Bank.

               (6) "Hazardous Materials" mean all of the following: any asbestos, petroleum, petroleum by-products, flammable explosives, or radioactive materials or any hazardous or toxic materials as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.) or in any other Environmental Law.

               (7) "Environmental Law" means any federal, state, local or other law, ordinance, statute, directive, rule, order or regulation on object of which is to regulate or improve health, safety or the environment.

     7. NEGATIVE COVENANTS. Borrower shall not, without Bank's prior written consent, do any of the following:

          (a) Grant a security interest in or permit a lien, claim or encumbrance in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) upon any of the Collateral to any person, association, firm, corporation, entity, governmental agency or instrumentality;

          (b) Permit any levy, attachment or restraint in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) to be made affecting any of Borrower's assets;

          (c) Permit any judicial officer or assignee to be appointed or to take possession of any or all of Borrower's assets;

          (d) Other than sales of inventory in the ordinary course of Borrower's business, to sell, lease or otherwise dispose of, move, or transfer, whether by sale or otherwise, any of Borrower's assets in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00);

          (e) Change its name, business structure, corporate identity or structure; add any new fictitious name, liquidate, merge or consolidate with or into any other business organization;

          (f) Move or relocate any collateral except in the ordinary course of borrower's business;

          (g) Acquire any other business organization with an acquisition cost in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00);

          (h) Enter into any transaction not in the usual course of Borrower's business in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00);

          (i) Make any investment in securities of any person, association, firm, entity or corporation other than securities of the United States of America;

          (j) Make any change in Borrower's financial structure or in any of its business objects, purposes or operations which would adversely affect the ability of Borrower to pay its obligations;

          (k) Incur any debt outside the ordinary course of Borrower's business in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00);

          (l) Make any advance or loan except in the ordinary course of Borrower's business in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00);

          (m) Make loans, advances or extensions of credit to any person, except for sales on open account and otherwise in the ordinary course of business in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00);

          (n) Guaranty or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other person, whether by agreement to purchase the indebtedness of any other person, agreement for the furnishing of funds to any other person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying and discharging (or causing the payment or discharge of) the indebtedness of any other person, or otherwise in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00), except for the endorsement of negotiable instruments by Borrower in the ordinary course of business for deposit or collection;

          (o) Sell, lease, transfer or otherwise dispose of properties and assets having an aggregate book value of more than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (whether in one transaction or in a series of transactions) except as to the sale of the inventory in the ordinary course of business; change its name, consolidate with or merge into any corporation, permit another corporation to merge into it, acquire all or substantially all of the properties or assets of any other person, enter into any reorganization or recapitalization or reclassify its capital stock, or enter into any sale-lease back transaction;

          (p) Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other person, in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00), except for the common stock of the subsidiaries owned by Borrower on the date of this Agreement or other applicable date and except for certificates of deposit with maturities of one year or less of a United States commercial bank with capital, surplus and undivided profits, and direct obligations of the United States government maturing within one (1) year from the date of acquisition thereof and except for investments by Borrowers wholly owned subsidiary, United Title Insurance Company in the ordinary course of business;

          (q) Allow any fact, condition or event to occur or exist with respect to any employee, pension or profit sharing plan established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan;

          (r) Without Bank's prior written consent, acquire or expend for or commit itself to acquire or expend for fixed assets by lease, purchase or otherwise in an aggregate amount that exceeds Six Million and No/100 Dollars ($6,000,000.00) in any fiscal year;

          (s) Without Bank's prior written consent, pledge or otherwise hypothecate any of its assets except for N/A or become liable for borrowed money
                                         ---
or finance loans in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) during any fiscal year; or

          (t) Without Bank's prior written consent, declare or pay any preferred stock dividend other than in common stock unless Borrower's consolidated income before taxes is at least $1,000,000 per quarter.

     8. DEFAULT. The terms "Default" or "Event of Default", as used herein, shall have the meaning given in the Note and/or the Loan Documents. In addition, the parties agree that any one or more of the following events shall constitute a default by Borrower under this Agreement, the Note and/or the Loan Documents:

          (a) If Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, the Note, the Loan Documents or any other present or future agreement between Borrower and Bank;

          (b) If any material representation, statement, report or certificate made or delivered by Borrower, or any of its officers, employees or agents to Bank is not true and correct;

          (c) If Borrower fails to pay within 10 days when due and payable or declared due and payable, all or any portion of the Indebtedness (whether or principal, interest, taxes, reimbursement of Bank expenses, or otherwise);

          (d) If all or any of Borrower's assets are affected, become subject to a writ or distress warrant, or are levied upon in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00), or come into the possession of any judicial officer or assignee and the same are not released, discharged or bonded against within ten (10) days thereafter;

          (e) If any insolvency proceeding is filed or commenced by or against Borrower without being dismissed within ten (10) days thereafter;

          (f) If any bankruptcy or other proceeding is filed or commenced by or against Borrower for its reorganization, dissolution or liquidation without being dismissed within ten (10) days of its commencement;

          (g) If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

          (h) If a notice of lien, levy or assessment in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other government ardency, or if any taxes or debts owing al any time hereafter to any one or more of such entities becomes a lien, whether inchoate or otherwise, upon any or all of the Borrower's assets and the same is not paid on the payment date thereof;

          (i) If a judgment or other claim becomes a lien or encumbrance in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) upon any or all of Borrower's assets and the same is not satisfied, dismissed or bonded against within ten (10) days thereafter;

          (j) If Borrower's records are prepared and kept by an outside computer service bureau at the time this Agreement, the Note and/or the Loan Documents are entered into or during the term of this Agreement, the Note and/or the Loan Documents, such an agreement with an outside service bureau is entered into, and at any time thereafter, without first obtaining the written consent of Bank, Borrower terminates, modifies, amends or changes its contractual relationship with said computer service bureau or said computer service bureau fails to provide Bank with any requested information or financial data pertaining to Bank's Collateral, Borrower's financial condition or the results of Borrower's operations;

          (k) If Borrower permits a default in any material agreement to which Borrower is a party with third parties so as to result in an acceleration of the maturity of Borrower's indebtedness to others, whether under any indenture, agreement or otherwise;

          (l) If Borrower makes any payment on account of indebtedness which has
been  subordinated  to  Borrower's   obligations  to  Bank,   including  without
limitation the Indebtedness;

          (m) If any material misrepresentation exists now or thereafter in any warranty or representation made to Bank by any officer or director of Borrower, or if any such warranty or representation is withdrawn by any officer or director;

          (n) If any party subordinating its claims to that of Bank's or any guarantor of Borrower's obligations terminates its subordination or guaranty, becomes insolvent or an insolvency proceeding is commenced by or against any such subordinating party or guarantor;

          (o) If Borrower is an individual and Borrower dies;

          (p) If there is a change of ownership or control of fifty percent (50.00%) or more of the issued and outstanding stock of Borrower; or

          (q) If any reportable event, which the Bank determines constitutes grounds for the termination of any deferred compensation plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Borrower by Bank, or any such Plan shall be terminated within the meaning of Title IV of the Employment Retirement Income Security Act ("ERISA"), or a trustee shall be appointed by the appropriate United States District Court to administer any such plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any plan and in case of any event described in this Section 8, the aggregate amount of the Borrower's liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA shall exceed five percent (5%) of Borrower's Tangible Effective Net Worth.

     Bank shall not be obligated to make advances to Borrower during any cure period provided for in Sections 8(d), 8(e), 8(i), and 8(q) above.

     9. RIGHTS AND REMEDIES. The parties have agreed as follows with respect to Bank's rights and remedies upon Default:

          (a) Bank shall have all rights and remedies available hereunder and under the Note and the Loan Documents and under applicable law;

          (b) Bank may at its option without notice, accelerate the Indebtedness and declare all Indebtedness to be due, owing and payable in full;

          (c) Bank may at its option without notice, cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or any other agreement between Borrower and Bank.

          (d) No Default (as defined in this Agreement, the Note and/or the Loan Documents) shall be waived by Bank except in writing and a waiver of any Default shall not be a waiver of any other default or of the same default on a future occasion;

          (e) No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise hereof, shall preclude other or further exercise of the rights of the parties under this Agreement, the Note and/or the Loan Documents; and

          (f) No forbearance on the part of Bank in enforcing any of its rights under this Agreement, the Note and/or the Loan Documents nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by Borrower hereunder shall constitute a waiver of any of the terms of this Agreement, the Note, and/or the Loan Documents, or of any such right.

     10. CROSS-DEFAULT. A Default under this Agreement shall also be a default under the note and the Loan Documents, and vice versa. A Default under this Agreement, the Note and/or the Loan Documents shall also be a Default under every other note and other agreement between Bank and Borrower, and vice versa.

     11. CROSS-COLLATERAL. Any Collateral for this Agreement, the Note and/or the Loan Documents shall also be Collateral for any other obligations owing by Borrower to Bank. Notwithstanding the above, (i) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in any of the undersigned's principal dwelling or in any of the undersigned's real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the undersigned (or any of them) has (have) given or give(s) Bank a deed of trust or mortgage covering real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them), unless expressly provided to the contrary in another place.

     12. SURVIVAL OF COVENANTS, AGREEMENTS. Representations and Warranties. All covenants, agreements, representations and warranties (a) previously made (except as specifically subsequently modified); (b) made in connection herewith or with the Note and/or the Loan Documents and/or any document contemplated hereby; or (c) executed hereafter (unless such document expressly states that this Agreement does not apply thereto) shall survive the borrowing hereunder and thereunder and the repayment in full of the Note and/or the Loan Documents and any amendments, renewals or extensions thereof and shall be deemed to have been relied upon by Bank. All statements contained in any certificate or other document delivered to Bank at any time by or on behalf of Borrower shall constitute representations and warranties by Borrower.

     13. MISCELLANEOUS. The parties agree to the following miscellaneous terms:

          (a) This Agreement, the Note and the Loan Documents shall be governed by California law, without regard for the effect of conflict of laws;

          (b) Borrower agrees that it will pay all out of pocket costs of Bank and expenses (including, without limitation, Bank's attorneys' fees and costs and/or fees, transfer charges and costs of Bank's in-house counsel) in connection with the preparation of this Agreement, the Note and/or the Loan Documents and/or the documents contemplated hereby and the closing of the Loan;

          (c) This Agreement, the Note and/or the Loan Documents shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign or transfer its right or obligations under this Agreement, the Note and/or the Loan Documents without the prior written consent of Bank;

          (d) Borrower acknowledges that Bank may provide information regarding Borrower arid the Loan to Bank's parent, subsidiaries and affiliates and service providers, and

          (e) This Agreement is an integrated agreement and supersedes all prior negotiations and agreements regarding the subject matter hereof. Any amendments hereto shall be in writing and be signed by all parties hereto.

     14. JURY WAIVER. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

     IN WITNESS WHEREOF, the parties have executed this Business Loan Agreement as of the date first set forth above.

Address of Borrower:                    Borrower:
2901 Camelback Road                     Capital Title Group, Inc
Phoenix, AZ 85016                       By: Mark C. Walker
                                            ------------------------------------
                                        Title: V.P., CFO, Secretary & Treasurer
                                               ---------------------------------

                                        By: /s/
                                            ------------------------------------
                                        Title: Chairman, President & CEO
                                               ---------------------------------

                                        Comerica Bank-California
                                        ("Bank")

                                        By: /s/
                                            ------------------------------------
                                        Title: First Vice President
                                               ---------------------------------

                     ADDENDUM A TO BUSINESS LOAN AGREEMENT
                              (FINANCIAL COVENANTS)

1.   DEFINITIONS RELATING TO FINANCIAL COVENANTS.

          CASH FLOW as used in this Agreement means for any applicable period of determination, the net income (as later defined) (after deduction for income taxes and other taxes of Borrower or its subsidiaries, determined by reference to income or profits of Borrower or its subsidiarie(s) for such period, plus, to the extent deducted in computation of such net income, the amount of depreciation and amortization expense and the amount of deferred tax liability during such period, all as determined in accordance with GAAP. For Borrower and its subsidiaries, the applicable period of determination will be N/A, beginning
                                                                  ---
with the period from N/A to ____________.
                     ---

          CASH FLOW COVERAGE RATIO means the ratio, as of any applicable period of determination, the numerator of which is net income plus interest plus depreciation plus amortization minus cash dividends minus capital expenditures DIVIDED BY current portion long term debt plus interest in a rolling four quarter.

          CURRENT ASSETS as used in this Agreement means, as of any applicable date of determination, all unrestricted cash, CD's or marketable securities, non-affiliated accounts receivable, United States Government securities and/or claims against the United States Government, and inventories (held for sale in the ordinary course of business) of Borrower and its subsidiaries.

          CURRENT LIABILITIES as used in this Agreement means, as of any applicable date of determination, (i) all liabilities of Borrower or its subsidiaries that should be classified as current in accordance with GAAP, including, without limitation, any portion of the principal of the Indebtedness under this Agreement, the Note and/or the Loan Documents classified as current, plus (ii) to the extent not otherwise included, all liabilities of Borrower to any of its affiliates (including officers, directors, shareholders, subsidiaries and commonly held companies), whether or not classified as current in accordance with GAAP unless same shall be the long term portion of Subordinated Debt (as defined below).

          CURRENT RATIO as used in this Agreement means, as of an applicable date of determination, Current Assets divided by Current Liabilities.

          DEBT shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP excepting such liabilities as shall be Subordinated Debt (as defined below), excluding accrued vacation pay and loss reserves.

          FIXED CHARGES as used in this Agreement means, as of any applicable period of determination, with respect to Borrower and its subsidiaries, the sum, without duplication, of (a) all interest paid or payable during such period by Borrower or its subsidiaries on debt of such person; plus (b) all payments of principal or other sums paid or payable during such period by such person with respect to Debt having a final maturity more than one year from the date of creation of such Debt; plus (c) all debt discount and expense amortized or required to be amortized during such period by such person; plus (d) the maximum amount of all rents and other payments paid or required to be paid by such person during such period under any lease or other contract or arrangement providing for use of real or personal property in respect of which such person is obligated as a lessee, user or obligor; plus (e) all dividends and other distributions paid or payable by Borrower (including S-Draws, if applicable, as per the Cash Flow Coverage Ratio above) or its subsidiaries or otherwise accumulating  during  such  period  on any  capital  stock  of  Borrower  or its subsidiaries; plus (f) all loans or other advances made by Borrower or its subsidiaries during such period to any affiliate of such person. The applicable period of determination will be N/A, beginning with the period from _______ to
                                ---
_______.

          NET INCOME shall mean the net income (or loss) of a person for any period determined in accordance with GAAP but, however, excluding:

          (a) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses; and

          (b) in the case of the Borrower, net earnings of any person in which Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash distributions.

          QUICK ASSETS as used in this Agreement means, as of any applicable date of determination, unrestricted cash, CD's or marketable securities and net accounts receivable arising from the sale of goods and services, and United Stales Government securities and/or claims against the United States Government of Borrower and its subsidiaries.

          QUICK RATIO as used in this Agreement means, as of an applicable date of determination, Quick Assets divided by Current Liabilities, excluding subordinated debt.

          TANGIBLE NET WORTH as used in this Agreement means, as of any applicable date of determination, the excess of:

          (a) the net book value of all assets of Borrower and its subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and similar intangible assets) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), minus

          (b) all Total Liabilities of Borrower and its subsidiaries.

          TOTAL LIABILITIES as used in this Agreement means, as of any applicable date, the total of all items of indebtedness, obligation or liability which, in accordance with GAAP consistently applied, would be included in determining the total liabilities of Borrower or its subsidiaries, including, without limitation, (a) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired, whether or not the obligations secured thereby shall have been assumed; (b) all obligations which are capitalized lease obligations; and (c) all guaranties, endorsements or other contingent or surety obligations with respect to the indebtedness of others, whether or not reflected on the balance sheets of Borrower or its subsidiaries, including, without limitbtion, any obligation to furnish funds, directly or indirectly through the purchase of goods, supplies, services, or by way of stock purchase, capital contribution, advance or loan or any obligation to enter into a contract for any of the foregoing.

          TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO means, as of any applicable date, Total Liabilities divided by Tangible Net Worth.

          SUBORDINATED DEBT as used in this Agreement means indebtedness of Borrower to third parties which has been subordinated to all Indebtedness owing by Borrower to Bank pursuant to a subordination agreement in form and content satisfactory to Bank.

          WORKING CAPITAL as used in this Agreement means, Cash and cash equivalents, marketable securities, accounts and notes receivable, prepaid and other assets with a realization of one year minus debt due within one year, accounts payable and accrued expenses that are anticipated to be paid in one year excluding Loss Reserves.

2. FINANCIAL COVENANTS. Borrower shall maintain the following financial ratios and covenants on a quarterly basis, except as noted below.

          (a) Working Capital in an amount not less than $10,000,000.00;

          (b) Tangible Net Worth in an amount not less than $13,000,000.00 by September 30, 2002, $15,000,000.00 by December 31, 2002 and $20,000,000.00 by
December 31, 2003;

          (c) A ratio of Current Assets to Current Liabilities of not less than N/A;

          (d) A ratio of Quick Assets to Current Liabilities of not less than N/A;

          (e) A ratio of Total Liabilities (less Subordinated Debt as defined herein) to "Tangible Net Worth of not more than 2.50:1.00;

          (f) A Cash Flow Coverage Ratio of not less than 1.50:1.00 on a rolling four quarter basis;

          (g) Net income after taxes or S-Draws as per Cash Flow Coverage Ratio above of N/A;

          (h) Profitability on a N/A basis;

          (i) Fixed Charge Ratio of N/A;

All financial covenants shall be computed in accordance with GAAP consistently applied except as otherwise specifically set forth in this Agreement. All monies due from affiliates (including officers, directors and shareholders) shall be excluded from Borrower's assets for all purposes hereunder.

                                      LIBOR
                   ADDENDUM TO VARIABLE RATE-INSTALLMENT NOTE

This Addendum to Variable Rate-Installment Note (this "Addendum") is entered into as of this 28th day of June, 2002, by and between Comerica Bank-California ("Bank") and Capital Title Group, Inc. ("Borrower"). This Addendum supplements the terms of the Variable Rate Installment Note of even date herewith.

1.   definitions.

     a. advance. As used herein, "Advance" means a borrowing requested by Borrower and made by Bank under the Note, including a LIBOR Option Advance and/or a Base Rate Option Advance.

     b. BUSINESS DAY. As used herein, "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.

     c. LIBOR. As used herein, "LIBOR" rneans the rate per annum and determined pursuant to the following formula:

                                       Base LIBOR
                     LIBOR = -------------------------------
                             100% - LIBOR Reserve Percentage

     (1) "Base LIBOR" means the rate per annum determined by Bank at which deposits for the relevant LIBOR Period would be offered to Bank in the approximate amount of the relevant LIBOR Option Advance in the inter-bank LIBOR market selected by Bank, upon request of Bank at 10:00 a.m. California time, on the day that is the first day of such LIBOR Period.

     (2) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable LIBOR Period.

     d. LIBOR Business Day. As used herein, "LIBOR Business Day" means a Business day on which dealings in Dollar deposits may be carried out in the interbank LIBOR market.

     e. LIBOR Period. As used herein, "LIBOR Period" means, with respect to a LIBOR Option Advance:

     (1) initially, the period commencing on, as the case may be, the DATE THE ADVANCE IS MADE OR the date on which the Advance is converted to a LIBOR Option advance, and continuing for, in every case, a thirty
          (30), sixty (60) or ninety (90) days thereafter so long as the LIBOR Option is quoted for such period in the applicable INTERBANK LIBOR MARKET, as such period is selected by Borrower in the notice of Advance as provided in the Note or in the notice of conversion as provided in this Addendum; and

     (2) thereafter, each period commencing on the last day of the next preceding LIBOR Period applicable to such LIBOR Option Advance and continuing for, in every case, a thirty (30), sixty (60) or ninety
          (90) days thereafter so long as the LIBOR Option is quoted for such period in the applicable interbank LIBOR market, as such period is selected by Borrower in the notice of continuation as provided in this Addendum.

     f. NOTE. As used herein, "Note" means the Variable Rate-Installment Note of even date herewith.

     g. REGULATION D. As used herein, "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

     h. REGULATORY DEVELOPMENT. As used herein, "Regulatory Development" means any or all of the following: (i) any change in any law, regulation or interpretation thereof by any public authority (whether or not having the force of law); (ii) the application of any existing law, regulation or the interpretation thereof by any public authority (whether or not having the force of law); and (iii) compliance by Bank with any request or directive (whether or not having the force of law) of any public authority.

2. INTEREST RATE OPTIONS. Borrower shall have the following options regarding the interest rate to be by Borrower on Advances under the Note:

     a. A rate equal to two and three quarters percent (2.75%) above Bank's LIBOR, (the "LIBOR Option"), which LIBOR Option shall be in effect during the relevant LIBOR Period; or

     b. A rate equal to the "Base Rate" as referenced in the Note and quoted from time to time by Bank as such rate may change from time to time (the "Base Rate Option").

3. LIBOR OPTION ADVANCE. The minimum LIBOR Option Advance will not be less than Five Hundred Thousand and No/100 Dollars ($500,000.00) for any LIBOR Option Advance,

4. PAYMENT OF INTEREST ON LIBOR OPTION ADVANCES. Interest on each LIBOR Option Advance shall be payable pursuant to the terms of the Note. Interest on such LIBOR Option Advance shall be computed on tile basis of a 360-day year and shall be assessed for tile actual number of days elapsed from tile first day of the LIBOR Period applicable thereto but not including the last day thereof.

5. BANK'S RECORDS RE: LIBOR OPTION ADVANCES. With respect to each LIBOR Option Advance, Bank is hereby authorized to note the date, principal amount, interest rate and LIBOR Period applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to the Note, which notations shall be prima facie evidence of the accuracy of the information noted.

6. SELECTION/CONVERSION OF INTEREST RATE OPTIONS. At the time any Advance is requested under the Note and/or Borrower wishes to select tile LIBOR Option for all or a portion of the outstanding principal balance of the Note, and at the end of each LIBOR Period, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower; (b) the principal amount subject thereto; and (c) if the LIBOR Option is selected, the length of the applicable LIBOR Period. Any such notice may be given by telephone so long as, with respect to each LIBOR Option selected by Borrower, (i) Bank receives written confirmation from Borrower not later than three (3) LIBOR Business Days after such telephone notice is given; and (ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the LIBOR Period. For each LIBOR Option requested hereunder, Bank will quote the applicable fixed LIBOR Rate to Borrower at approximately 10:00 a.m., California time, on the first day of the LIBOR Period. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination of the rate by Bank; provided, however, that if Borrower fails to accept any such quotation given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR Option to be selected on such day. If no specific designation of interest is made at the time any Advance is requested under the Note or at the end of any LIBOR Period, Borrower shall be deemed to have selected the Base Rate Option for such Advance or the principal amount to which such LIBOR Period applied. At any time the LIBOR Option is in effect, Borrower may, at the end of the applicable LIBOR Period, convert to the Base Rate Option. At any time the Base Rate Option is in effect, Borrower may convert to the LIBOR OPTION, and shall designate a LIBOR Period.

7. DEFAULT INTEREST RATE. From and after the maturity date of the Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of the Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to three percent (3.00%) above the rate of interest from time to time applicable to the Note.

8. PREPAYMENT. Bank is not under any obligation to accept any prepayment of any LIBOR Option Advance except as described below or as required under applicable law. Borrower may prepay a Base Rate Option Advance at any time, without paying any Prepayment Amount, as defined, below. Borrower may prepay an LIBOR Option Advance in increments of Five Hundred Dollars ($500.00) PRIOR TO THE end of tile LIBOR Period, as long as (i) Bank is provided written notice of such prepayment at least five (5) LIBOR Business Days prior to the date thereof (the "Prepayment Date"); and (ii) Borrower pays the Prepayment Amount. The notice of prepayment shall contain the following information: (a) the Prepayment Date; and (b) the LIBOR Option Advance which will be prepaid. On the Prepayment Date, Borrower shall pay to Bank, in addition to any other amount that may then be due on the Note, the Prepayment Amount. Bank, in its sole discretion, may accept any prepayment of a LIBOR Option Advance even if not required to do so under the Note and may deduct from the amount to be applied against tile LIBOR Option Advance any other amounts required to be paid as part of tile Prepayment Amount.

     The Prepaid Principal Amount (as defined below) will be applied to the LIBOR Option Advance being prepaid as Bank shall determine in its sole discretion.

     If Bank exercises its right to accelerate the payment of tile Note prior to maturity based upon an Event of Default under the Note, Borrower shall pay to Bank, in addition to any other amounts that may then be due on (the Note, on the date specified by Bank as the Prepayment Date, the Prepayment Amount.

     Bank's determination of the Prepayment Amount shall be conclusive in the absence of obvious error or fraud. If requested in writing by Borrower, Bank shall provide Borrower a written statement specifying the Prepayment Amount.

     The following (the "Prepayment Amount") shall he due and payable in full on the Prepayment Date:

          a. If the principal amount of the LIBOR Option Advance being prepaid exceeds Seven Hundred Fifty Thousand Dollars ($750,000), then the Prepayment Amount is the sum of: (i) the amount of the principal balance of the LIBOR
Option Advance which Borrower has elected to prepay or the amount of the principal balance of the LIBOR Option Advance which Bank has required Borrower to prepay because of acceleration, as the case may be (the "Prepaid Principal Amount"); (ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date; (iii) Five Hundred Dollars ($500.00); plus (iv) the present value, discounted at the Reinvestment Rates (as defined below) of the positive amount by which (A) the interest Bank would have earned had the Prepaid Principal Amount not been paid prior to the end of the LIBOR Period at the Note's interest rate exceeds (B) the interest Bank would earn by reinvesting the Prepaid Principal Amount at the Reinvestment Rates.

          b. If the principal amount of the LIBOR Option Advance being prepaid is Seven Hundred Fifty Thousand Dollars ($750,000) or less, then the Prepayment Amount is the sum of: (i) the principal amount of the LIBOR Option Advance which Borrower has elected to prepay or the principal amount of the LIBOR Option Advance which Bank has required Borrower to prepay because of acceleration due to an Event of Default under the Note, as the case may be (the "Prepaid Principal Amount"); (ii) interest accruing on the Prepaid Principal Amount up to, but not including, tile Prepayment Date; plus (iii) an amount equal to two percent (2%) of the Prepaid Principal Amount.

     "Reinvestment Rates" mean the per annum rates of interest equal to one half percent (1/2%) above the rates of interest reasonably determined by Bank to be in effect not more than seven (7) days prior to the Prepayment Date in the secondary market for United States Treasury Obligations in amounts) and with maturity(ies) which correspond (as closely as possible) to the LIBOR Option Advance being prepaid.

     BY INITIALING BELOW, BORROWER ACKNOWLEDGE(S) AND AGREE(S) THAT: (A) THERE IS NO RIGHT TO PREPAY ANY LIBOR OPTION ADVANCE , IN WHOLE OR IN PART, WITHOUT PAYING THE PREPAYMENT AMOUNT, EXCEPT AS OTHERWISE REQUIRED UNDER APPLICABLE LAW;
(13) BORROWER SHALL BE LIABLE FOR PAYMENT OF THE PREPAYMENT AMOUNT IF BANK EXERCISES ITS RIGHT TO ACCELERATE PAYMENT OF ANY LIBOR OPTION ADVANCE AS PART OR ALL OF THE OBLIGATIONS OWING UNDER THE NOTE, INCLUDING WITHOUT LIMITATION, ACCELERATION UNDER A DUE-ON-SALE PROVISION; (C) BORROWER WAIVES ANY RIGHTS UNDER
SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE; AND (D) BANK HAS MADE EACH LIBOR OPTION ADVANCE PURSUANT TO THE NOTE IN RELIANCE ON THESE AGREEMENTS.

/s/ mw
-------------------
BORROWER'S INITIALS

9. HOLD HARMLESS AND INDEMNIFICATION. Borrower agrees to indemnify bank and to hold bank harmless from, and to reimburse Bank on demand for, all losses and expenses which Bank sustains or incurs as a result of (i) any payment of a LIBOR Option Advance prior to the last day of the applicable LIBOR Period for any reason, including, without limitation, termination of the note, whether pursuant to this Addendum or tile occurrence of an Event of Default; (ii) any termination of a LIBOR Period prior to the date it would otherwise end in accordance with this Addendum; or (iii) any failure by Borrower, for any reason, to borrow any portion of a LIBOR Option Advance.

10. FUNDING LOSSES, The indemnification and hold harmless provisions set forth in this Addendum shall include, without limitation, all losses and expenses arising from interest and fees that Bank pays to lenders of funds it obtains in order to fund the loans to Borrower on the basis of the LIBOR Option(s) and all losses incurred in liquidating or re-deploying deposits from which such funds were obtained and loss of profit for the period after termination. A written statement by Bank to Borrower of such losses and expenses shall be conclusive and binding, absent manifest error, for all purposes. This obligation shall survive the termination of this Addendum and the payment of the Note.

11. REGULATORY DEVELOPMENTS OR OTHER CIRCUMSTANCES RELATING TO ILLEGALITY OR IMPRACTICALITY OF LIBOR. If any Regulatory Development or other circumstances relating to the interbank Euro-dollar markets shall, at any time, in Bank's reasonable determination , make it unlawful or impractical for Bank to fund or maintain, during any LIBOR Period, to determine or charge interest rates based upon LIBOR, Bank shall give notice of such circumstances to Borrower and:

     (i) In the case of a LIBOR Period in progress, Borrower shall, if requested by Bank, promptly pay any interest which had accrued prior to such request and the date of such request shall be deemed to be the last day of the term of the LIBOR Period; and

     (ii) No LIBOR Period may be designated thereafter until Bank determines that such would be practical.

12. ADDITIONAL COSTS. Borrower shall pay to Bank from time to time, upon Bank's request, such amounts as Bank determines are needed to compensate Bank for any costs it incurred which are attributable to Bank having made or maintained a LIBOR Option Advance or to Bank's obligation to make a LIBOR Option Advance, or any reduction in any amount receivable by Bank hereunder with respect to any LIBOR Option or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Developments, which (i) change the basis of taxation of any amounts payable to Bank hereunder with respect to taxation of any amounts payable to
Bank hereunder with respect to any LIBOR Option Advance (other than taxes imposed on the overall net income of Bank for any LIBOR Option Advance by the jurisdiction where Bank is headquartered or the jurisdiction where Bank extends the LIBOR Option Advance; (ii) impose or modify any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank (including any LIBOR Option Advance or any deposits referred to in the definition of LIBOR); or (iii) impose any other condition affecting this Addendum (or any of such extension of credit or liabilities). Bank shall notify Borrower of any event occurring after the date hereof which entitles Bank to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Bank for purposes of this paragraph, shall be conclusive, provided that such determinations are made on a reasonable basis.

13. LEGAL EFFECT. Except as specifically modified hereby, all of the terms and conditions of the Note remain in full force and effect.

     IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

CAPITAL TITLE GROUP, INC.                    COMERICA BANK-CALIFORNIA
Borrower

By: /s/ Mark C. Walker                       By: /s/ James F. Cooper
    ------------------------------------         -------------------------------
Title: V.P., CFO, Secretary & Treasurer      Title: First Vice President


By: /s/ Donald R. Head
    ------------------------------------
Title: Chairman, President & CEO